FAX (713) 651-0849
1100 LOUISIANA	SUITE 3800	HOUSTON, TEXAS 77002-5218	TELEPHONE (713) 651-9191

EXHIBIT 23.3

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

We hereby consent to the incorporation by reference in this Registration Statement on Form SB-2 of Calibre Energy, Inc.’s filed with the Securities and Exchange Commission on May 5, 2006, with the inclusion of our reserve reports for the period ending December 31, 2005 incorporated therein, and references to our name in the form and context in which they appear.

RYDER SCOTT COMPANY, L.P.

May 5, 2006
Houston, Texas

1200, 530 8TH AVENUE, S.W.	CALGARY, ALBERTA T2P 3S8	TEL (403) 262-2799	FAX (403) 262-2790
621 17TH STREET, SUITE 1550	DENVER, COLORADO 80293-1501	TEL (303) 623-9147	FAX (303) 623-4258